UNIVERSAL BUSINESS PAYMENT SOLUTIONS ACQUISITION CORPORATION

SECURED CONVERTIBLE NOTE AGREEMENT

December ___, 2012

Exhibit A – Schedule of Purchasers
Exhibit B – Form of Secured Convertible Promissory Note

Exhibit C – LLC Interests Collateral
Exhibit D – Form of Registration Rights Agreement

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UNIVERSAL BUSINESS PAYMENT SOLUTIONS ACQUISITION CORPORATION

SECURED CONVERTIBLE NOTE AGREEMENT

This Secured Convertible Note Agreement (the “Agreement”), is made as of December ___, 2012, by and among Universal Business Payment Solutions Acquisition Corporation, a Delaware corporation (the “Company”), and each of the parties listed on the Schedule of Purchasers attached hereto as Exhibit A (each a “Purchaser” and collectively, the “Purchasers”).

ARTICLE 1

The Notes

1.1 Authorization of Notes. The Company has duly authorized the sale and issuance to the Purchasers of Secured Convertible Promissory Notes, in the form attached hereto as Exhibit B (the “Notes”) in the principal amount of up to Ten Million Dollars ($10,000,000), with a maturity date of December 31, 2014. The proceeds from the Notes will be used to facilitate the closings under (a) the Agreement and Plan of Merger, dated as of July 6, 2012, as amended, by and among the Company, JP Merger Sub, LLC, WLES, L.P. and certain other parties thereto and (b) the Agreement and Plan of Merger, dated as of July 6, 2012, as amended, by and among the Company, ADC Merger Sub, Inc., AD Computer Corporation, Payroll Tax Filing Services, Inc., and certain other stockholders party thereto (such agreements collectively, the “Acquisition Agreements”).

ARTICLE 2

Closings; Delivery

2.1 Closing. At the Closing (as defined below), the Company will issue to each Purchaser, and each Purchaser is obligated to purchase severally, and not jointly, from the Company, Notes in the principal amount set forth opposite such Purchaser’s name in Exhibit A attached hereto (“Purchaser’s Commitment”), or a total principal amount of up to Ten Million Dollars ($10,000,000) for the Purchasers collectively. The closing of such purchase and sale of the Notes hereunder (the “Closing”) shall be held at the offices of Dechert LLP, 2929 Arch Street, Philadelphia, PA 19104 at 10:00 a.m. local time on the date hereof or at such other place or time upon which the Company and the Purchasers mutually agree (the “Closing Date”). The obligations of the Company to issue and the Purchasers to purchase the Notes shall arise immediately prior to the consummation of the transactions contemplated by the Acquisition Agreements.

2.2 Delivery. At the Closing, the Company shall deliver to each Purchaser a Note in the principal amount for such Purchaser determined as provided herein, against payment of the purchase price therefor by check payable to the Company or by wire transfer made pursuant to the Company’s instructions.

ARTICLE 3

Representations, Warranties and Covenants of the Company

In this Agreement, any reference to a “Material Adverse Effect” means any event, change or effect that is materially adverse to the business, operations, assets, liabilities, condition (financial or otherwise) or results of operations of the Company.

The Company represents and warrants to each of the Purchasers at the Closing as follows:

3.1 Corporate Organization. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted and as presently proposed to be conducted by it. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect. JetPay, LLC (“JetPay”) is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Texas and has all requisite limited liability company power and authority to carry on its business as presently conducted and as presently proposed to be conducted by it. JetPay is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect. ADC is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has all requisite corporate power and authority to carry on its business as presently conducted and as presently proposed to be conducted by it. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

3.2 Authorization. The Company has all requisite corporate power and authority to execute and deliver this Agreement, to sell and issue the Notes hereunder, and to carry out and perform its obligations hereunder and thereunder. All corporate action on the part of the Company, its directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement and the Notes by the Company, the authorization, sale, issuance and delivery of the Notes and the performance of the Company’s obligations hereunder or thereunder has been taken. This Agreement and the Notes, when executed and delivered by the Company, will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general application affecting enforcement of creditors’ rights generally and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

3.3 Capitalization. Assuming consummation of the transactions contemplated by the Acquisition Agreements, the Company will 100% of the issued and outstanding equity interests in JetPay.

3.4 Government Consents. No consent, approval or authorization of or designation, declaration or filing with any federal, state, local or foreign governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement or the offer, sale or issuance of the Notes or the consummation of any other transaction contemplated hereby or thereby, except filings pursuant to Regulation D of the Securities Act of 1933, as amended (the “Securities Act”) and qualification (or taking such action as may be necessary to secure an exemption from qualification, if available) under the California Corporations Code and other applicable blue sky laws of the offer and sale of the Notes, which filings and qualification, if required, will be accomplished in a timely manner prior to or promptly upon completion of each Closing.

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3.5 Offering. Based in part upon the Purchasers’ representations in Article 4 hereof, the offer, and the sale and issuance, of the Notes and the shares of capital stock of the Company issuable upon conversion of the Notes (the “Conversion Stock”) constitute a transaction exempt from the registration requirements of Section 5 of the Securities Act.

3.6 Valid Issuance of Securities. The Company shall, prior to the conversion of the Notes, reserve from its authorized but unissued shares of its capital stock for issuance and delivery upon the conversion of the Notes, such number of shares of Conversion Stock, and, from time to time, will take all steps necessary to amend its Certificate of Incorporation to provide sufficient authorized numbers of shares of Conversion Stock issuable upon the conversion of the Notes. All such shares shall be duly authorized, and when issued upon any such conversion, shall be validly issued, fully paid and non-assessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights, except encumbrances or restrictions arising under federal or state securities laws.

3.7 Compliance with Other Instruments. The Company is not in violation or default of any provisions of its Certificate of Incorporation or its bylaws, in each case as amended and currently in effect, or of any provision of any federal, state or local law, statute, rule or regulation applicable to the Company. The execution, delivery and performance of this Agreement and the Notes, and the consummation of the transactions contemplated hereby or thereby, will not result in any such violation or be in conflict with or constitute, with or without the passage of time or the giving of notice, either a default under any such provision, agreement, instrument, judgment, injunction, order or degree or an event which results in the creation of any material lien, charge, pledge, security interest, mortgage or other encumbrance (each a “Lien”) upon any assets or properties of the Company.

ARTICLE 4

Representations, Warranties and Covenants of the Purchasers

Each Purchaser hereby represents, warrants and covenants, severally and not jointly, to the Company as follows:

4.1 Accredited Investor. The Purchaser is an “accredited investor” within the meaning of Regulation D under the Securities Act.

4.2 Restricted Securities; Rule 144. The Purchaser understands that the Notes (and the Conversion Stock) are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that, under such laws and applicable regulations, the Notes (and the Conversion Stock) may be resold without registration under the Securities Act only in certain limited circumstances. The Purchaser acknowledges that the Notes (and all capital stock of the Company issuable upon conversion of the Notes) must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions.

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4.3 No Public Market. The Purchaser understands that no public market now exists for the Notes and that there can be no assurance that a public market will ever exist for the Notes (or the Conversion Stock).

4.4 Further Limitations on Disposition of Conversion Stock. Without in any way limiting the representations set forth above, except with respect to transfers to fund entities affiliated with Purchasers, or in the case of an individual Purchaser, to an entity wholly-owned by such individual Purchaser, the Purchaser agrees not to make any disposition of all or any portion of the Conversion Stock issuable upon conversion of the Notes, unless and until:

(a) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement;

(b) (i) the Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) such Purchaser shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require, or is exempt from, registration under the Securities Act; or

(c) there is an applicable exemption under the Securities Act, including but not limited to an exemption under Rule 144 of the Securities Act

4.5 Registration Rights. At the Closing, the Company and Purchaser shall enter into a Registration Rights Agreement in the form attached hereto as Exhibit D. For the avoidance of doubt, the Company agrees to use its best efforts to file a registration statement with respect to all of the Conversion Stock as soon as practicable following the Closing and to maintain the effectiveness of such registration statement so long as the Conversion Stock is issuable or the Purchaser holds the Conversion Stock. Furthermore, in the event that a registration statement is not declared effective by June 30, 2013, the conversion price shall be reduced by $0.15 per share and then by an additional $0.05 per share for every 30 days after June 30, 2013 that the registration statement has not been declared effective.

4.6 Legends. It is understood that each certificate representing the Conversion Stock issuable upon conversion of the Notes and any securities issued in respect thereof or in exchange therefor shall bear a legend in substantially the following form (in addition to any legend required under applicable state securities laws):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THIS SECURITY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS SECURITY UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

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The Company hereby agrees to instruct the transfer agent to remove such legend immediately upon the effectiveness of the Company’s registration statement with respect to the Conversion Shares.

4.7 No Transfer of Notes. The Purchaser shall not sell, contract to sell, pledge or otherwise transfer or dispose of the Notes, or any economic interest therein, without the prior written consent of the Company, which consent shall not be unreasonably withheld, except to fund entities affiliated with Purchasers, or in the case of an individual Purchaser, to an entity wholly-owned by such individual Purchaser.

4.8 Listing. The Company shall use its reasonable best efforts to maintain a listing on a nationally recognized securities exchange market for its shares of common stock.

ARTICLE 5

Covenants

5.1 Security Interest. This Agreement constitutes a “security agreement” within the meaning of the UCC. In order to secure payment and performance of the Secured Obligations, the Company hereby grants, assigns, transfers, pledges, for the benefit of the Purchasers hereunder, a security interest in, and a Lien on, all of Company’s right, title, estate, claim and interest in and to any or all of the items listed on Exhibit C to this Agreement whether now owned or hereafter acquired and wherever located (collectively, the “LLC Interests Collateral”).

5.2 Financing Statements. The Company will promptly cooperate with the Purchasers in executing such financing statements, continuation statements, assignments, certificates and other documents with respect to the LLC Interests Collateral, pursuant to the applicable Uniform Commercial Code and otherwise, as any Purchaser may reasonably request in order to enable such Purchaser to perfect and from time to time to renew the security interest granted, all in form reasonably satisfactory to such Purchaser, and the Company will pay the costs of filing the same in all public offices where such Purchaser deems such financing to be necessary or desirable.

5.3 Return of LLC Interests Collateral. Upon payment in full of the Note and any other amounts due hereunder, or upon the full conversion of the Note into securities of the Company, the security interest in granted herein shall be released.

5.4 Further Assurances. The Company agrees that at any time and from time to time, at its expense, the Company will promptly execute and deliver all further instruments and documents, and take all further action that any Purchaser may reasonably request, in order to perfect and protect the security interests granted or purported to be granted hereby and to enable such Purchaser to exercise and enforce its rights and remedies hereunder with respect to any LLC Interests Collateral.

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5.5 Company’s Continuing Rights. Notwithstanding the security interest in the LLC Interests Collateral granted to and created in favor of the Purchasers under this Agreement, the Company shall have the right until the occurrence and continuance of an Event of Default, to sell, lease or otherwise dispose of the Assets and to collect the Accounts, in each case only in the ordinary course of the Company’s business.

5.6 Limitation on Debt. For so long as any Note (or portion thereof) remains outstanding, the Company will not raise any additional indebtedness ranking pari passu with or senior to the Notes and will be precluded from incurring additional subsidiary level indebtedness such that consolidated debt/EBITDA ratio would exceed 3.0 times EBITDA.

5.7 Opinion of Counsel. In connection with the Closing, the Company shall deliver an opinion of Counsel that the membership interests underlying the LLC Interests Collateral constitute the legal valid binding obligation of the obligor and such interests have been validly issued under the Texas Limited Liability Company Act.

5.8 Collateral Impairment. To the extent the Purchasers determine in their reasonable discretion that the LLC Interests Collateral has become materially impaired and provide a notice to the Company detailing the analysis underlying such determination, Purchasers shall have the right to demand that the Company replace within a commercially reasonable time such LLC Interests Collateral with replacement collateral of JetPay or the Company; provided, however, that in no event shall the Company be obligated to provide such replacement collateral if the provision of such collateral would cause the Company to breach any existing material contractual obligations then in effect at the time of such request.

5.9 Financial Statements. For so long as any Note (or portion thereof) remains outstanding, the Company shall deliver or cause to be delivered upon request of the Payees within 15 business days: (i) a balance sheet for each of the Company, ADC and JetPay as of the last day of the previous calendar month, (ii) a statement of income for each of the Company, ADC and JetPay for the monthly period ending on the last day of the previous calendar month and (iii) a statement of cash flows for each of the Company, ADC and JetPay for the monthly period ending on the last day of the previous calendar month.

5.10 No Further Liens. For so long as any Note (or portion thereof) remains outstanding, the Company will maintain good title to, or the right to use, the Assets and the LLC Interests Collateral, as the case may be, free and clear of any Liens or restrictions on the transfer thereof except for (i) the Permitted Liens or (ii) Liens approved by each of the Purchasers.

5.11 Definitions. For purposes of this Agreement, each of the following terms has the meaning set forth below:

“Accounts” means all bona fide rights of the Company, now existing or hereafter acquired, to payment for goods sold or leased or for services rendered or for royalty payments or payments under any license, which are not evidenced by an instrument or Chattel Paper, whether or not earned by performance.

“Assets” means all assets of the Company whether now existing or hererafter arising or acquired, including all proceeds thereof, provided, however, that Assets shall not include the LLC Interests Collateral.

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“Chattel Paper” means a writing or writings which evidence both a monetary obligation and a security interest in, or a lease of, specific goods. When a transaction is evidenced both by such a security agreement or a lease and by an instrument or a series of instruments, the group of writings taken together constitutes Chattel Paper.

“EBITDA” means total revenues minus total expenses, plus taxes, depreciation, amortization, and interest expense.

“Permitted Liens” means: (i) Liens for any taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings; (ii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods; (iii) deposits in the ordinary course of business under worker’s compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations (other than liens arising under ERISA or environmental liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds; (iv) leases or subleases and nonexclusive licenses and sublicenses granted to others in the ordinary course of the Company’s business; (v) easements, reservations, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances affecting real property that do not materially adversely impact the Company's ability to utilize such real properties; (vi) Liens of materialmen, mechanics, warehousemen, carriers, artisan’s or other similar Liens arising in the ordinary course of the Company’s business or by operation of law with respect to amounts not yet due and payable and (vii) Liens arising out of the Loan Agreement, dated as of May 31, 201, by and among Ten Lords Ltd, Providence Interactive Capital, LLC, JetPay, JetPay ISO Services, LLC, JetPay Merchant Services, LLC, JT Holdings, L.P., JT Holdings Management, LLC, WLES, Ltd. and Trent Voigt.

“Secured Obligations” means all money, debts, obligations and liabilities which now are or have been or at any time hereafter may be or become due, owing or incurred by the Company to the Purchasers, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, and which, in all instances, arise under, out of, or in connection with this Agreement and the Notes.

“UCC” means the Uniform Commercial Code of the State of Delaware as in effect on the date hereof and as amended from time to time hereafter.

ARTICLE 6

Miscellaneous

6.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of Delaware, as applied to contracts made and to be fully performed entirely within such State between residents of such State.

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6.2 Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any Purchaser or the Company and the closing of the transactions contemplated hereby.

6.3 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. Neither this Agreement nor any term or provision hereof may be assigned to another party without the prior written consent of the other parties hereto; provided, however, that the rights of any Purchaser to purchase the Notes shall be assignable to fund entities affiliated with such Purchaser without the prior written consent of the other parties hereto.

6.4 Fees and Expenses. Each party shall bear its own fees and expenses in connection with this Agreement and the transactions contemplated hereby.

6.5 Entire Agreement; Amendment. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and Purchasers holding a majority of the then outstanding principal amount of the Notes (or if the Notes have been converted, a majority of the shares of Conversion Stock, none of which having been sold to the public) or transferees of such Purchasers.

6.6 Notices, etc. All notices, demands, requests or other communications that may be or are required to be given, served or sent by any party permitted herein will be in writing and shall be mailed by first class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by hand delivery, overnight courier or facsimile transmission, addressed as follows: (a) if to the Company, to Universal Business Payment Solutions Acquisition Corporation, Radnor Financial Center, 150 North Radnor-Chester Road, Suite F-200, Radnor PA 19087, Attention: Chief Executive Officer, with a copy to Dechert LLP, 2929 Arch Street, Philadelphia, PA 19104, Attention: James A. Lebovitz, Facsimile (215) 994-2222 and (b) if to a Purchaser, at the address set forth in Exhibit A for such Purchaser, or at such other address or addresses as shall have been furnished in writing to the Company. Each notice or other communication that is mailed, delivered or transmitted in the manner described above shall be deemed sufficiently given, served, sent and received for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, the fax confirmation sheet or the affidavit of messenger being deemed conclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

6.7 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any holder of the Notes (and the Conversion Stock) upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of the Notes (and the Conversion Stock) of any breach or default under this Agreement, or any waiver on the part of such holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any such holder, shall be cumulative and not alternative.

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6.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

6.9 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent Jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

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IN WITNESS WHEREOF, the parties have executed this Unsecured Convertible Note Agreement as of the date first written above.

COMPANY:

UNIVERSAL BUSINESS PAYMENT
SOLUTIONS ACQUISITION
CORPORATION,
a Delaware Company

By:
Name: Bipin C. Shah
Title: Chief Executive Officer
Address: Radnor Financial Center
150 North Radnor-Chester Road
Suite F-200
Radnor, PA 19087

PURCHASERS:

[ ]

By:
Name:
Title:

[ ]

By:
Name:
Title:

EXHIBIT A

SCHEDULE OF PURCHASERS

Name and Address	Loan Amount

Total:	$10,000,000

EXHIBIT B

FORM OF SECURED CONVERTIBLE PROMISSORY NOTE

EXHIBIT C

LLC INTERESTS COLLATERAL

50% of the LLC interests of JetPay, LLC owned by the Company

EXHIBIT D

Form of Registration Rights Agreement